SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                FORM 8-K 12(g)(3)

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

Date of Report (Date of earliest event reported):  March  7, 1994

                            C&F FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

    Virginia                    ___________                      54-1680165
 (State or other                (Commission                   (I.R.S. Employer
  jurisdiction                  File Number)                 Identification No.)
of Incorporation)

               Eighth and Main Streets, West Point, Virginia 23181
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (804) 843-2364

Item 2.  Acquisition or Disposition of Assets.

         On March 7, 1994, the Registrant filed a Form 8-K Current Report with the Securities and Exchange Commission to report the consummation of the one-bank holding company formation pursuant to the terms and conditions of the Agreement and Plan of Reorganization (the "Agreement"), dated as of September 21, 1993. This filing was made in compliance with the Rule 12(g)-3 of the Securities Exchange Act of 1934, with the Registrant becoming the successor issuer to Citizens and Farmers Bank ("Bank"), which was previously registered under the 1934 Act with the Federal Deposit Insurance Corporation (FDIC). Since the Bank was registered with the FDIC, it did not have a 1934 Act Registration file number. However, the Commission did not assign an Exchange Act file number when the Registrant filed the previously referenced Form 8-K.

         This Current Report is being filed in order to generate an Exchange Act file number for the Registrant's use in making an application to the National Association of Securities Dealers Automated Quotation system.

         The Registrant filed with the Securities and Exchange Commission under the Securities Act of 1933 a Registration Statement on Form S-4 No. 33-70184 covering the 2,226,394 shares of its common stock issued to the shareholders of the Bank in connection with this transaction. The Registrant has not incurred any debt in connection with this transaction. The Registrant acquired all of the outstanding shares of the Bank on March 7, 1994. This transaction involved the merger of the Bank into an interim bank organized solely to effect the reorganization of the Bank into a one-bank holding company structure. Pursuant to the Agreement, each outstanding share of common stock of the Bank was converted, in a tax-free transaction, into two shares of common stock of the Registrant. Accordingly, there has been no change in control of the Registrant or the Bank.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              C&F Financial Corporation


Date:  November 25, 1997      By: /s/ Tom Cherry
                                 ------------------------------------------
                                   Tom Cherry
                                   Vice President and Chief Accounting Officer